Exhibit 2.3

                          EXECUTE SPORTS LOAN AGREEMENT
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This Loan Agreement ("Agreement") is made and effective February 7, 2006,

BETWEEN: Hector Pineda (the "Lender"), an individual., having his main residence located at:

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AND:        Execute Sports, Inc. (the "Borrower"), a corporation organized and existing under the laws of the State of Nevada, with its head office located at:

                          1284 Puerta del Sol
                          Suite 1284
                          San Clemente, CA 92673

RECITALS

WHEREAS, Borrower desires to obtain from Lender a loan in the principal amount of $10,000.00 (the "Loan"); and

WHEREAS, Lender desires to grant Borrower the Loan to be used for operating capital; and

WHEREAS, Borrower's obligation to repay the Loan shall be evidenced by a demand convertible promissory note substantially in the form attached as Exhibit A hereto (the "Note") and deliver to Lender the Note with execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the terms and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.    PROMISE TO PAY

Within two months from the date of execution of this Agreement, Borrower promises to pay to Lender the sum of $10,000.00 at an annual interest rate of Twelve (12%) percent.

      2.    BREAKDOWN OF LOAN

Amount of Loan:           $10,000.00
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Total of payments:        1
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Annual Rate:              Twelve Percent
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      3.    REPAYMENT

Borrower will repay the amount of this loan in one installment of $10,000.00 on the first day of the sixth month after the execution of this Agreement.

      4.    PREPAYMENT

Lender grants Borrower the right to prepay the whole outstanding amount at any time.

      5.    SECURITY

To protect Lender, Borrower will collateralize loan with 40,000 shares of Execute Sports, Inc. stock ("Collateral Shares"). When Borrower takes receipt of 40,000 shares of Execute Sports, Inc. stock, Borrower will execute a Pledge Agreement for the Collateral Shares.

      6.    DEFAULT

If for any reason Borrower fails to make payment on time, Borrower shall be in default. The Lender can then demand immediate payment of the entire remaining unpaid balance of this loan, without giving anyone further notice. If Borrower has not paid the full amount of the loan when the final payment is due, the Lender will charge interest on the unpaid balance at 12% per year.

      7.    RIGHT OF OFFSET

If this loan becomes past due, the Lender will have the right to pay this loan from any deposit or security Borrower has with Lender without further notice.

IN WITNESS WHEREOF, the undersigned has caused this Loan Agreement to be duly executed as of the date first written below.

LENDER                                     EXECUTE SPORTS, INC.


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Authorized Signature                       Authorized Signature

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                                           Todd M. Pitcher, its President

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                         PAYMENT IN KIND PROMISSORY NOTE

$10,000.00
February 7, 2006
                                                           San Diego, California

FOR VALUE RECEIVED, the undersigned, Execute Sports, Inc., a Nevada corporation ("Maker"), hereby promise to pay, to Hector Pineda, or order ("Payee"), the principal sum of Ten Thousand Dollars ($10,000.00), with interest on the unpaid principal at the rate of twelve percent (12%) per annum until August 7, 2006 ("due date"). Principal and interest shall be payable as follows: Interest only shall be paid annually; at Payee's option, either in Maker's common stock or cash until the due date, at which time the remaining outstanding balance of the principal, any accrued but unpaid interest and all other sums hereunder shall be payable in full.

Interest shall be computed on the basis of a 365-day year and actual days lapsed. Maker shall have the privilege of prepaying the principal under this
Note in whole or in part, without penalty or premium at any time. All payments hereunder shall be applied first to interest, then to principal.

Maker shall pay upon demand any and all expenses, including reasonable attorney fees, incurred or paid by Holder of this Note without suit or action in attempting to collect funds due under this Note. In the event an action is instituted to enforce or interpret any of the terms of this Note, including but not limited to any action or participation by Maker in, or in connection with, a case or proceeding under the Bankruptcy Code or any successor statute, the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial and on appeal or review, whether or not taxable as costs, including, without limitation, attorney fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

This Note is executed in connection with the transaction set out in that certain Promissory Note Cancellation and Re-issuance Agreement of even date, by and among the Maker and Holder and is subject to the terms thereof.

All parties to this Note hereby waive presentment, dishonor, notice of dishonor, and protest. All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications, or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking or release of collateral securing this Note. Any such action taken by Holder shall not discharge the liability of any party to this Note.

This Note has been executed and delivered in the State of California and shall be governed and construed in accordance with the laws of the State of California.

Execute Sports, Inc.
A Nevada corporation

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By: Todd M. Pitcher
Its: President